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                                     OFFICE LEASE

    This lease, made and entered into at Portland, Oregon, this 30th day of September, 1996 by and between

LANDLORD:    ALBERS MILL BUILDING PARTNERSHIP, an Oregon non-profit corporation

and

TENANT:      HEALTHFIRST MEDICAL GROUP, P.C. an Oregon corporation

    Landlord hereby leases to Tenant the following: Suite 300 and 310, comprising approximately 15,303 rentable square feet of office and clinic space located on the third floor of the Building, outlined in red on Exhibit "A-2" and further described in Exhibit "A-1" (Premises)

in the Albers Mill Building (Building)

at 1200 NW Front Avenue, Portland, Oregon, for a term commencing, October 1,
1996

and continuing through November 30, 1999 at a Monthly Base Rental as follows:

$20,085.00 (U.S.) money.

Rent is payable in advance on the first day of each month commencing, October 1, 1996.

    Landlord and Tenant covenant and agree as follows:

1.1 Delivery of
    Possession.    Tenant is currently in possession of the premises.

2.1 Rent Payment.  Tenant shall pay the Base Rent for the Premises and any additional rent provided herein without deduction or offset. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Additional rent means amount determined under Section 21 of this lease and any other sums payable by Tenant to Landlord under this lease. Rent not paid when due shall bear interest at the rate of one-and-one-half percent per month until paid. Landlord may at its option impose a late charge of $.05 for each $1 or rent for rent payments made more than 10 days late in lieu of interest for the first month of delinquency, without waiving any other remedies available for default. Failure to impose a late charge shall not be a waiver of Landlord's rights hereunder.

3.1 Lease
    Consideration. Upon execution of the lease Tenant has paid the Base Rent for the first full month of the lease term for which rent is payable and in addition has paid the sum of $20,085.00 as a lease consideration. Landlord may apply the lease consideration to pay the cost of performing any obligation which Tenant fails to perform within the time required by this lease, but such application by Landlord shall not be the exclusive remedy for Tenant's default. If the lease consideration is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the lease consideration to its original amount. To the extent not applied by Landlord to cure defaults by Tenant, the lease consideration shall be applied against the rent payable for the last month of the term. The lease consideration shall not be refundable.

4.1 Use. Tenant shall use the Premises as business for a medical administration office and for no other purpose without Landlord's written consent. In connection with its use, Tenant shall at its expense promptly comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises. Tenant shall not conduct any

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                   activities that will increase Landlord's insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building.

4.2 Equipment.     Tenant shall install in the Premises only such office
                   equipment as is customary for general office use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating or communication equipment or exceptionally heavy articles. All telecommunications equipment, conduit, cables and wiring and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense.

4.3 Signs.         No signs, awnings, antennas, or other apparatus shall be
                   painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises without Landlord's written approval as to design, size location, and color.
                   All signs installed by Tenant shall comply with Landlord's standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof.

5.1 Utilities and
    Services.      Landlord will furnish water, electricity and elevator
                   service and, during the normal Building hours of 8:00 a.m.
                   to 6:00 p.m. Monday through Friday except holidays, will furnish heat and air conditioning (if the Building is air conditioned). Janitorial service will be provided in accordance with the regular schedule of the Building, which schedule and service may change from time to time. Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this lease. Landlord shall take all reasonable steps to correct any interruptions in service.
                   Electrical service furnished will be 110 volts unless different service already exists in the Premises. Tenant shall provide its own surge protection for power furnished to computers.

5.2 Extra Usage.   If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities or service, which charge shall be payable monthly by Tenant in conjunction with rent payments. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one-half of the cost of such determination.


6.1 Maintenance
    and Repair.    Landlord shall have no liability for failure to perform
                   required maintenance and repair unless written notice of such maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs, and Landlord shall have no liability for interference with Tenant's use because of repairs and installations. Tenants shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant's occupancy, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant. Repair of damage caused by negligent or intentional acts or breach of this lease by Tenant, its employees or invitees shall be at Tenant's expense.

6.2 Alterations.   Tenant shall not make any alterations, additions, or
                   improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord's prior written consent. Any such improvements, alteration, wiring, cables or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord except for removable machinery and trade fixtures, shall at once become part of the realty and belong to Landlord, provided that if attached trade fixtures are removed by Tenant, any damage shall be repaired by Tenant.
                   Landlord may at its option require that Tenant remove any


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                   improvements, alterations, wiring, cables or conduit
                   installed by Tenant and restore the Premises to the original condition upon termination of this lease.

6.3 Work by
Tenant and
Tenant's
Contractors.       All work performed by Tenant and Tenant's contractors,
                   including but not limited to installation of telephone, electrical, security, computer equipment and wiring, shall be done in compliance with all applicable building, fire, sanitary and safety codes, and other applicable laws, statutes, regulations and ordinances, and Tenant and Tenant's contractors shall secure all necessary permits for the same.

                   Payment for any additional Tenant Alterations to the Premises shall be solely the responsibility of Tenant. All Tenant Alterations must be pre-approved by Landlord who shall not unreasonably withhold consent. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premise, and to post notices of nonresponsibility in connection with work being performed by Tenant in the Premises. Further, Tenant's work shall comply with all requirements of the State Historic Preservation Office and the U.S. Department of the Interior regarding historic building rehabilitations.


7.1 Landlord's
Right to Perform
Building Renovations
and Other Tenant
Improvement Work.  Tenant understands and agrees that Landlord may, at any time or from time to time during the term of this Lease, perform substantial renovation work or tenant improvement work in and to the Building or the mechanical systems serving the Building (such work may include, but need not be limited to, the repair or replacement of the Building's exterior facade, exterior window glass, elevators, electrical systems, heating, air conditioning and ventilating systems, plumbing system, other tenant spaces, common hallways, or lobby), any of the abovementioned work may require access to the same from within the Premises.

                   Tenant agrees that:

                   1. Landlord shall have access to the Premises at all reasonable times, upon reasonable notice, for the purpose of performing such work.

                   2. Landlord shall incur no liability to Tenant on account of reasonable disturbances to Tenant's business at the Premises which shall arise out of said access by Landlord or by the performance by Landlord of the aforesaid renovation or tenant improvement work at the Building.


                   3. Landlord shall use reasonable efforts (which shall not include any obligation to employ labor at overtime rates) to avoid disruption of Tenant's business during any such entry upon the Premises by Landlord.

                   4. In the event that the renovation work performed by Landlord prevents Tenant from using its Premises for more than one day per occurrence, Landlord shall abate Tenants rent on a day to day basis.

8.1 Indemnity.     Tenant shall not allow any liens to attach to the Building or Tenant's interest in the Premises as a result of its activities. Tenant shall indemnify and defend Landlord and its managing agents from any claim, liability, damage, or loss occurring on the Premises, arising out of any activity by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this lease.
                   Neither Landlord not its managing agent shall have any liability to Tenant because of loss or damage to Tenant's property or for death or bodily injury caused by the acts or omissions of other Tenants of the Building, or by third parties (including criminal acts).

8.2 Insurance.     Tenant shall carry liability insurance with limits of not
                   less than One Million Dollars ($1,000,000) combined single limit bodily injury and property damage which insurance shall have an endorsement naming Landlord and Landlord's managing agent, if any, as an additional insured and covering the liability insured under


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                   paragraph 8.1 of this lease.  Tenant shall furnish a
                   certificate evidencing such insurance which shall state that the coverage shall not be canceled or materially changed without 30 days advance notice to Landlord and Landlord's managing agent, if any. A renewal certificate shall be furnished at least 10 days prior to expiration of any policy.

8.3 Personal
    Property
    Insurance.     Tenant shall be required to insure for an amount equal to
                   their replacement costs all contents within the Premises including, but not limited to any tenant improvements constructed therein.

9.1 Fire or
    Casualty "Major Damage" means damage by fire or other casualty to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than twenty-five percent (25%) of the pre-damage value of the Building to repair, or which is not covered by insurance. In case of major damage, Landlord may elect to terminate this lease by notice in writing to Tenant within 30 days after such date. If this lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant improvements or alterations installed by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not useable by Tenant.

9.2 Waiver of
    Subrogation.   Tenant shall be responsible for insuring its personal
                   property and trade fixtures located on the Premises and any alteration or tenant improvements it has made to the Premises. Neither Landlord, its managing agent nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are or could be covered by a standard all risk insurance policy with an extended coverage endorsement, or for any business interruption, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

10.1 Eminent
     Domain. If a condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this lease effective on the date that possession is taken by the condemning authority. Rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking.

11.1 Assignment
     and           This Lease shall bind and inure to the benefit of the
     Subletting.   parties, their respective heirs, successors, and assigns,
                   provided that Tenant shall not assign its interest under this lease or sublet all or any portion of the Premises without first obtaining Landlord's consent in writing. This provision shall apply to all transfers by operation of law including but not limited to mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Landlord shall not unreasonably withhold its consent to any assignment or subletting provided the effective rental paid by the subtenant or assignee is not less than the current scheduled rental rate of the Building for comparable space and the proposed Tenant is compatible with Landlord's normal standards for the Building. If
                   Tenant proposes a subletting or assignment to which Landlord is required to consent under this paragraph, Landlord shall have the option of terminating this lease and dealing directly with the proposed subtenant or assignee, or any third party. If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be paid to Landlord promptly following its receipt by


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                    Tenant.  Tenant shall pay any costs incurred by Landlord
                    in connection with a request for assignment or subletting, including reasonable attorneys' fees.

12.1  Default.      Any of the following shall constitute a default by Tenant
                    under this lease:

                       (a) Tenant's failure to pay rent or any other charge
                    under this lease within 10 days after it is due, or failure to comply with any other term or condition within 20 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 20-day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible. Time is of the essence of this lease.

                       (b) Tenant's insolvency, business failure or assignment
                    for the benefit of its creditors. Tenant's commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for Tenant's properties.

                       (c) Assignment or subletting by Tenant in violation of
                    paragraph 11.1

                       (d) Vacation or abandonment of the Premises without the
                    written consent of Landlord or failure to occupy the Premises within 20 days after notice tendering possession.

12.2 Remedies for
     Default. In case of default as described in paragraph 12.1, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

                       (a) Landlord may at its option terminate the lease by
                    notice to Tenant. With or without termination, Landlord may retake possession of the Premises and may use or relet the Premises without accepting a surrender or waiving the right to damages. Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building. If Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord's claim to damages or loss of rentals from Tenant.

                       (b) Landlord may recover all damages caused by Tenant's
                    default which shall include an amount equal to rentals lost because of the default, lease commissions paid for this lease, and the unamortized cost of any tenant improvements installed by Landlord to meet Tenant's special requirements. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease. Such damages shall be measured by the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the prevailing interest rate on judgments.

                       (c) Landlord may make any payment or perform any
                    obligation which Tenant has failed to perform, in which case Landlord shall be entitled to recover from Tenant upon demand all amounts so expended, plus interest from the date of the expenditure at the rate of one-and-one-half percent per month. Any such payment or performance by Landlord shall waive Tenant's default.

13.1  Relocation.   In the event that Tenant requires more space for expansion than Landlord is able to provide in the Albers Mill
                    Building, then Tenant shall have the right to present
                    Landlord with a written ninety (90) day notice requesting that Landlord use its best efforts to relocate Tenant in a larger space within one of Landlord's buildings.

14.1  Surrender.    On expiration or early termination of this lease Tenant
                    shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to the provisions of this lease except that rent shall be one-and-one-half times the total rent being charged when the lease term expired: or (ii) to eject Tenant from the Premises and recover damages caused by wrongful holdover.


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15.1  Regulations.  Landlord shall have the right but shall not be obligated, to make, revise and enforce regulations or policies consistent with this lease for the purpose of promoting safety, health (including regulation or prohibition of smoking), order, economy, cleanliness, and good service to all tenants of the Building. Such regulations and policies shall be complied with as if part of this lease.

16.1  Access.       During times other than normal Building hours Tenant's
                    officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone. Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant's compliance with this lease, to perform necessary services, maintenance and repairs or alterations to the building or the Premises, or to show the Premises to any prospective tenant or purchasers. Except in case of emergency such entry shall be upon reasonable notice to Tenant and at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant.

16.2  Furniture and
Bulky Articles.     Tenant shall move furniture and bulky articles in and out
                    of the Building or make independent use of the elevators only at times approved by Landlord following at least 24 hours written notice to Landlord of the intended move.
                    Landlord will not unreasonably withhold its consent under this paragraph.

17.1  Notices.      Notices between the parties relating to this lease shall
                    be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received.

18.1  Subordination.   This lease shall be subject to and subordinate to any
                       mortgages, deeds of trust, or land sale contracts
                       (hereafter collectively referred to as encumbrances) now existing against the Building. At Landlord's option this lease shall be subject and subordinate to any future encumbrance hereafter placed against the Building
                       (including the underlying land) or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination provided that the holder of said encumbrances agrees not to disturb Tenant's possession so long as Tenant is not in default of the Lease.

18.2  Transfer of
Building.           If the Building is sold or otherwise transferred by
                    Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the lessor under this lease, and, provided the purchaser or transferee assumes all obligations hereunder, the transferor shall have no further liability hereunder.

18.3  Estoppels.    Either party will within 10 days after notice from the
                    other execute, acknowledge and deliver to the other party a certificate certifying whether or not this lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.
                    If requested by the holder of any encumbrance, or any ground lessor, Tenant will agree to give such holder or lessor notice of an opportunity to cure any default by Landlord under this lease.


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19.1  Attorneys'
      Fees. In any litigation arising out of this lease, the prevailing party shall be entitled to recover attorneys' fees at trial and on appeal. If Landlord incurs attorneys' fees because of a default by Tenant, Tenant shall pay all such fees whether or not litigation is filed.

20.1  Quiet
Enjoyment.          Landlord warrants that so long as Tenant complies with all terms of this lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord. Neither Landlord nor its managing agent shall have any liability to Tenant for loss or damages arising out of the acts, including criminal acts, of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building.

21.1  Additional
Rent: Cost-of-
Living
Adjustment.         On each anniversary date of this lease, the Landlord shall adjust the base rental in the same percentage as the increase, if any, in the Consumer Price Index published by the United States Department of Labor, Bureau of Labor
                    Statistics. The change shall be computed by comparing the schedule entitled "U.S. City Average, All Items, All Urban
                    Consumers, 1982 - 84 = 100" for the latest available month preceding the month in which the lease term commenced with the same figure for the same month in the years for which the adjustment is computed. All comparisons shall be made using index figures derived from the same base period and in no event shall this provision operate to decrease the monthly rental for the Premises below the initial stated monthly rental, plus property tax adjustments and operating expense adjustments as provided in this Lease.
                    If the index cited above is revised or discontinued during the term of this Lease then the index that is designated by the Portland Metropolitan Association of Building
                    Owners and Managers to replace it shall be used.

22.1  Parking.      Landlord shall provide forty-six (46) unassigned parking
                    spaces at no charge to Tenant in the parking lots located north of the Building. In the event the parking lots shall become unavailable, Landlord may reassign the parking spaces to a substitute parking lot or structure located within a two-block radius from the Building. Short term parking for Tenant's customers, suppliers, and invitees shall be without charge. Landlord reserves the right at any time to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking in visitor's parking areas. Overnight parking is prohibited unless authorized by Landlord and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at owner's expense.

23.1  Restriction
on Use of Third
Floor South Patio.  Landlord shall not permit tables and chairs to be placed on the south patio adjacent to the Premises. The patio is cross-hatched on the attached Exhibit "A-2". Landlord will prohibit loitering on the patio by tenants and the public and use reasonable efforts to enforce such prohibition including the installation of "No Loitering" signs on the patio.


24.1  Complete
Agreement.          This lease and the attached Exhibits and Schedules if any, constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

24.2  Space Leased
as is. Unless otherwise stated in this Lease, the Premises are leased as is in the condition now existing with no alterations or other work to be performed by Landlord.

24.3  Captions.     The titles to the paragraphs of this lease are descriptive only and are not intended to change or influence the meaning of any paragraph or to be part of this lease.


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24.4  Nonwaiver.    Failure by Landlord to promptly enforce any regulation,
                    remedy or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after Landlord becomes entitled to the benefit thereof notwithstanding delay in enforcement.

24.5  Exhibits.     The following Exhibits are attached hereto and
                    incorporated as a part of this lease: Exhibits "A", "A-1" and "A-2".


    IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.


LANDLORD: ALBERS MILL BUILDING PARTNERSHIP,
          an Oregon non-profit corporation            ADDRESS FOR NOTIFICATION
                                                      5 NW Front Avenue (Naito
                                                      Parkway)
          By: H. NAITO CORPORATION                    Portland, Oregon  97209
               an Oregon corporation, as
               General Partner



              By: /s/ Samuel Naito
                  -----------------------------------
                  Its: C.E.O.



TENANT:   HEALTHFIRST MEDICAL GROUP, P.C.,            ADDRESS FOR NOTIFICATION
          an Oregon corporation                       1200 NW Front Avenue
                                                      (Naito Parkway)
          By: /s/ Jay Nisenfeld                       Portland, Oregon  97209
              ---------------------------------------
              Its: Sr. VP, Bus. Ops.







                                                           Please Initial


                                                         SN               JN
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                                                       Landlord         Tenant

Lease - Page 8

SEAL:

STATE OF OREGON           )
                          ss
COUNTY OF MULTNOMAH       )

     On this 30th day of September, 1996, personally appeared Samuel T. Naito who, being duly sworn, did say that he is the Chief Executive Officer of H. Naito Corporation, an Oregon corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of its Board of Directors; and acknowledged said instrument to be the voluntary act and deed of said corporation. Before me:

                                       /s/ Judith Yoresen
                                       ----------------------------------------
             [SEAL]                    Notary Public of Oregon
                                       My Commission Expires: 4/24/97
                                                              -------

SEAL:

STATE OF OREGON           )
                          ss
COUNTY OF MULTNOMAH       )

     On this 27th day of September, 1996, personally appeared Nisenfeld who, being duly sworn, did say that he is the Senior Vice President of HealthFirst Medical Group, P.C., an Oregon corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of its Board of Directors; and acknowledged said instrument to be the voluntary act and deed of said corporation. Before me:

                                       /s/ Valerie Adams
                                       ----------------------------------------
             [SEAL]                    Notary Public of Oregon
                                       My Commission Expires: 2/20/2000
                                                              ---------


                                                           Please Initial

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                                                       Landlord        Tenant

Lease - Page 9

                                EXHIBIT "A-1"
                              LEGAL DESCRIPTION

PARCEL I:

That portion of the following tract lying Southeasterly of the line between Lots 15 and 16, Block 318, COUCH'S ADDITION TO THE CITY OF PORTLAND, and the Northeasterly extension of said line: A parcel of land in Block 318, COUCH'S ADDITION TO THE CITY OF PORTLAND, and between said block and the ordinary low water line of the Willamette River, in the Northwest one-quarter of Section
34, Township 1 North, Range 1 East, Willamette Meridian, and in the City of Portland, Multnomah County, Oregon, described as follows:
Beginning at an angle point on the Northeasterly right-of-way line of N.W. Front Avenue, being a point on the Southwesterly line of Lot 5 of said Block 318; thence along said right-of-way line North 50 degrees 27 feet 00 inches West 663.00 feet to the Southeasterly line of the Northwesterly 10.00 feet of Lot 18; thence along said Southeasterly line North 39 degrees 33 feet 00 inches East 15.00 feet; thence North 50 degrees 27 feet 00 inches West 300.00 feet to the Southeasterly line of the Northwesterly 10.00 feet of Lot 24; thence along said Southeasterly line and its Northeasterly extension North 39 degrees 33 feet 00 inches East 241.30 feet to the ordinary low water line of the Willamette River as established in that Record of Survey recorded as C.5. 50618 at the Multnomah County Surveyor's Office; thence along and continuing along said surveyed line South 57 degrees 00 feet 00 inches East 35.90 feet; thence South 47 degrees 30 feet 00 inches East 70.00 feet; thence South 54 degrees 00 feet 00 inches East 47.00 feet; thence South 46 degrees 45 feet 00 inches East 110.00 feet; thence South 40 degrees 30 feet 00 inches East 95.00 feet; thence South 52 degrees 30 feet 00 inches East 130.00 feet; thence
South 42 degrees 00 feet 00 inches East 80.00 feet; thence South 55 degrees
00 feet 00 inches East 50.00 feet; thence South 37 degrees 30 feet 00 inches East 92.00 feet; thence South 52 degrees 30 feet 00 inches East 40.00 feet; thence South 40 degrees 00 feet 00 inches East 230.00 feet; thence South 28 degrees 00 feet 00 inches East 20.00 feet; thence South 47 degrees 00 feet 00 inches East 50.00 feet; thence South 38 degrees 00 feet 00 inches East 40.00 feet; thence South 59 degrees 00 feet 00 inches East 36.97 feet to the Northwesterly line of the parcel occupied by the Broadway Bridge; thence leaving said surveyed line South 31 degrees 32 feet 13 inches West along said bridge parcel line 192.62 feet to the Northeasterly right-of-way line of N.W. Front Avenue; thence along said right-of-way line North 39 degrees 56 feet 47 inches West 124.53 feet to the point of beginning.

PARCEL II:

All state-owned submerged land located along the left bank of the Willamette River adjacent to Block 318, COUCH'S ADDITION to the City of Portland, in the Northwest one-quarter of Section 34, Township 1 North, Range 1 East, Willamette Meridian, Multnomah County, Oregon, within the following described parcel: Beginning at a point on the Northerly right-of-way line of the Broadway Bridge and the line of ordinary low water; thence waterward perpendicular to the thread of the stream 42.72 feet, more or less, to the USCE Harbor line Map WR-3-5/5 (1968); thence North 44 degrees 50 feet 09 inches West, along said harbor line, 185.59 feet, to a point; thence shoreward along a line perpendicular to the thread of the stream 44.51 feet, more or less, to a point on the ordinary low water line; thence upstream along the ordinary low water line to the point of beginning.

PARCEL III:

Parts of Lots One (1) and Two (2) in Block 318 of COUCH'S ADDITION to the City of Portland, commencing at a point in the certain line of Seventh Street
119.50 feet North 1 degrees 27 feet West from the North line of Kearney Street, said point being the intersection of the center line of Broadway of Elizabeth Irving's Addition to East Portland if extended South 51 degrees 32 feet West its present course; thence North 51 degrees 32 feet East along the center line of Broadway if extended 519.31 feet to the East line of North Front Street and the place of beginning of the tract of land to be described; thence North 59 degrees 57 feet West along the East line of North Front Street 35.01 feet; thence North 51 degrees 37 feet 234.88 feet to the Westerly Harbor Line of the Willamette River; thence South 44 degrees 09 feet East along said Harbor Line 70.34 feet; thence South 51 degrees 32 feet West
240.03 feet to the East line of North Front Street; thence North 39 degrees 57 feet West 35.01 feet to the place of beginning, all in the City of Portland, County of Multnomah, State of Oregon.
                                                           Please Initial

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                                                        Landlord        Tenant

                                EXHIBIT "A-2"
                                 ALBERS MILL
                                 THIRD FLOOR


                                  [GRAPHIC]





All square footages are approximate.
Rentable square footage figures are based upon an 8.9% load factor.